Phyllis E. Andelin
Evers &                                                         William D. Evers
Andelin, LLP                                                  Jay P. Hendrickson
Lawyers and Counselors At Law                                   Paul E. Manasian
--------------------------------------                   Philip J. Nicholsen, PC

        November 19, 1997                                        ----------

                                                           Rafael Aguirre-Sacasa
                                                                Kevin F. Barrett
                                                             Kenneth A. Brunetti
                                                               William L. Lowery

                                                            Phone (415) 391-4294
                                                              Fax (415) 391-4292

James McGreen
President and Director
ZAP Power Systems
117 Morris Street
Sebastopol, California 95472

Dear Mr. McGreen:

     This law firm consents to the incorporation of its name and its opinion letter re the legality of the securities being cleared for registration with the Securities and Exchange Commission pursuant to filing of the Form SB-2 Registration Statement on November 24, 1997.


                                   Sincerely,

                              EVERS & ANDELIN, LLP

                            /s/ EVERS & ANDELIN, LLP
                            ------------------------
                            /s/ William D. Evers
                            ------------------------
                          By: William D. Evers, Partner

WDE:alm

155 Montgomery Street, 12th Floor  San Francisco California 94104   415 391 4291